Exhibit 5

May 8, 2006

Great Plains Energy Incorporated 1201 Walnut Street Kansas City, Missouri 64106

Re:	Great Plains Energy Incorporated| Registration Statement on Form S-3

Ladies and Gentlemen:

I refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Great Plains Energy Incorporated, a Missouri corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to: (i) debt securities of the Company (the “Debt Securities”), which may be unsecured senior debt securities (“Senior Debt Securities”) and/or unsecured subordinated debt securities (“Subordinated Debt Securities”); (ii) shares of the Company’s common stock, no par value (“Common Stock”); (iii) warrants to purchase Common Stock, in each case as may be designated by the Company at the time of an offering (“Warrants”); (iv) stock purchase contracts (“Stock Purchase Contracts”); and (v) stock purchase units (“Stock Purchase Units” and, together with the Debt Securities, Common Stock, Warrants and Stock Purchase Contracts, the “Securities”); in each case in amounts, at prices and on terms to be determined at the time of an offering.

Unless otherwise specified in the applicable prospectus supplement, Senior Debt Securities will be issued under the Indenture (the “Senior Indenture”) dated June 1, 2004 between the Company and BNY Midwest Trust Company, as Trustee (the “Senior Trustee”), and the Subordinated Debt Securities will be issued under one or more indentures (the “Subordinated Indenture”), between the Company and a trustee (the “Subordinated Trustee”), substantially in the form incorporated by reference as an exhibit to the Registration Statement.

In rendering the opinions expressed below, I have examined and relied upon a copy of the Registration Statement and the exhibits filed therewith. I have also examined originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion letter. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to me for examination. I have also assumed that the Senior Indenture is the valid and legally binding obligation of the Senior Trustee and that the Subordinated Indenture, at the time of any issuance of Subordinated Debt Securities, will be the valid and binding obligation of the Subordinated Trustee.

Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, I am of the opinion that:

1. With respect to an offering of shares of Common Stock, such shares of Common Stock will be legally issued, fully paid and nonassessable when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such shares of Common Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Company’s Board of Directors or a duly authorized committee thereof (the “Company Board”) shall have duly adopted final resolutions in conformity with the Articles of Incorporation of the Company authorizing the issuance and sale of such shares of Common Stock; and (iv) certificates representing such shares of Common Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the consideration therefor provided for therein.

2. If shares of Common Stock are issuable upon conversion, exercise or exchange of Warrants or Stock Purchase Contracts, as applicable, the shares of Common Stock issuable upon conversion, exchange or exercise will be legally issued, fully paid and nonassessable, when certificates representing such shares of Common Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable Warrant or Stock Purchase Contract, as applicable, upon receipt of the consideration therefor provided for therein, assuming: (i) that the conversion, exercise or exchange of the Warrant or Stock Purchase Contract, as applicable, is in accordance with its terms, for the consideration approved by the Company Board; and (ii) that a sufficient number of shares of Common Stock is authorized and reserved and available for issuance.

3. Each series of Debt Securities will be legally issued and binding obligations of the Company (subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws of general applicability relating to or affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law) when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and, in the case of Subordinated Debt Securities, the Subordinated Indenture (including any necessary supplemental indenture) shall have been qualified under the Trust Indenture Act of 1939, as amended; (ii) a prospectus supplement with respect to such series of Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Company Board shall have duly adopted final resolutions authorizing the issuance and sale of such series of Debt Securities and, in the case of Subordinated Debt Securities, the execution and delivery of the Subordinated Indenture; (iv) in the case of Subordinated Debt Securities, the Subordinated Indenture shall have been executed and delivered by the Company and the trustee thereunder; and (v) such Debt

Securities shall have been duly executed and authenticated and issued as provided in the Senior Indenture or Subordinated Indenture, as the case may be, and such resolutions and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

4. Each issue of Warrants will be legally issued and binding obligations of the Company (subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws of general applicability relating to or affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law) when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such issue of Warrants shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a warrant agreement (the “Warrant Agreement”) relating to such issue of Warrants shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the warrant agent and shall constitute a valid, binding and enforceable agreement of the Company and the warrant agent; (iv) the Company Board shall have duly adopted final resolutions in conformity with the Articles of Incorporation of the Company authorizing the execution and delivery of the Warrant Agreement and the issuance and sale of such issue of Warrants as contemplated by the Registration Statement and such Warrant Agreement; and (v) such Warrants shall have been duly executed, countersigned and issued in accordance with such Warrant Agreement and such resolutions and shall have been delivered to the purchasers thereof against payment of the agreed consideration therefor.

5. The Stock Purchase Contracts and/or the Stock Purchase Units will be legally issued and binding obligations of the Company (subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws of general applicability relating to or affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Stock Purchase Contracts and/or Stock Purchase Units shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) such Stock Purchase Contracts and/or Stock Purchase Units shall have been duly authorized, executed and delivered by the parties thereto and shall constitute valid and binding agreements of such parties; (iv) the Company Board shall have duly adopted final resolutions in conformity with the Articles of Incorporation of the Company (if applicable) authorizing the execution, delivery, issuance and sale of such Stock Purchase Contracts and/or Stock Purchase Units as contemplated by the Registration Statement; (v) any Debt Securities and/or debt obligations of third parties issued as a security for the relevant Stock Purchase Contract and/or as part of the relevant Stock Purchase Units are duly authorized and validly issued; and (vi) certificates representing such Stock Purchase Contracts and/or Stock Purchase Units shall have been duly executed, countersigned and registered and shall have been delivered to the purchasers thereof against payment of the agreed consideration therefor.

For the purposes of this opinion letter, I have assumed that, at the time of the issuance, sale and delivery of each issue of Common Stock, each series of Debt Securities, each issue of Warrants and each issue of Stock Purchase Contracts and/or Stock Purchase Units, as the case may be: (i) any Securities being offered will be issued and sold as contemplated in the Registration Statement or the prospectus supplement relating thereto; (ii) the terms of any Security (other than Common Stock) will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (iii) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (iv) in the case of the issue of the Debt Securities, the Senior Indenture or the form of Subordinated Indenture will not have been modified or amended; (v) in the case of the issue of Warrants, the terms and conditions of the Warrants and the related Warrant Agreement will be expressly as contemplated in the prospectus supplement relating thereto; and (vi) the Articles of Incorporation of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect. For purposes of this opinion letter, I have further assumed that the Subordinated Indenture, each Warrant Agreement and each Stock Purchase Contract and/or Stock Purchase Unit will be governed by the laws of the State of New York. I am licensed to practice law in the State of Missouri and the foregoing opinions are limited to the laws of the States of Missouri and New York.

I hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to me included in or made a part of the Registration Statement.

Very truly yours,

/s/ Mark G. English

Mark G. English
General Counsel and Assistant Secretary